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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2004

SL GREEN REALTY CORP.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Maryland (STATE OF INCORPORATION)	1-13199 (COMMISSION FILE NUMBER)	13-3956775 (IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue, New York, New York 10170
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(212) 594-2700
(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 5. OTHER EVENTS

  On January 13, 2004, SL Green Realty Corp. (the "Company") and SL Green Operating Partnership, L.P. (the "Operating Partnership") entered into an Underwriting Agreement with Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC (the "Underwriters") in connection with an underwritten public offering (the "Offering") by the Company of 1,800,000 shares (along with 270,000 shares to cover the Underwriters' over-allotment option) (the "Shares") of common stock, par value $.01 per share. The sale of the Shares will result in net proceeds after the Underwriter's discount to the Company of approximately $73.7 million (based on the issuance of 1,800,000 shares).

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)
EXHIBITS

1.1
Underwriting Agreement, dated January 13, 2004, by and among SL Green Realty Corp., SL Green Operating Partnership, L.P., Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SL GREEN REALTY CORP.
By:	/s/ THOMAS E. WIRTH Thomas E. Wirth Executive Vice President, Chief Financial Officer

Date: January 14, 2004

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SIGNATURES